Exhibit 1.2

EXECUTION VERSION

PERRY ELLIS INTERNATIONAL, INC.

(a Florida corporation)

$150,000,000 aggregate principal amount of 7.875% Senior Subordinated Notes

UNDERWRITING AGREEMENT

Dated: March 2, 2011

PERRY ELLIS INTERNATIONAL, INC.

(a Florida corporation)

$150,000,000 Notes

UNDERWRITING AGREEMENT

March 2, 2011

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

and

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Perry Ellis International, Inc., a Florida corporation (the “Company”) confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Deutsche Bank are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $150,000,000 principal amount of its 7.875% Senior Subordinated Notes due April 1, 2019 (the “Notes”) set forth in Schedule A hereto. The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture dated as of March 8, 2011 (the “Base Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture dated as of March 8, 2011 (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”).

The Company hereby confirms its engagement of Deutsche Bank as, and Deutsche Bank hereby confirms, solely in its capacity as QIU (as defined below), its agreement with the Company to render services as, the qualified independent underwriter (the “QIU”), within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Securities.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333- 167728) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective by the Commission on November 26, 2010. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:40 P.M., New York City time, on March 2, 2011 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses identified on Schedule C-2 issued at or prior to the Applicable Time, and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company and each Guarantor, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time and the Closing Time and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto have become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company and the Guarantors, contemplated. The Company and the Guarantors have complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts” and the information in the first paragraph under the heading “Underwriting—Short Positions” and in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. No offer that is a written communication relating to the Securities was made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as noted in the notes thereof or elsewhere in the Prospectus). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The Company’s ratios of earnings to fixed charges set forth in the preliminary prospectus under the caption “Ratio of Earnings to Fixed Charges”, and in Exhibit 12 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the 1933 Act.

(vii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) and each Guarantor (that is not also a Subsidiary) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended January 30, 2010 (the “2010 Form 10-K) and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus in the column entitled “Historical as of October 30, 2010” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities, options or stock appreciation rights referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the common shares offered under the concurrent offering of 2.6 million shares of common stock by the Company, George Feldenkreis and The Oscar Feldenkreis Family Partnership, Ltd. (the “Concurrent Offering”), have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the stock offered under the Concurrent Offering, were issued in violation of the preemptive or other similar rights of any securityholder of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi) The Securities. The Securities to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale as set forth herein and pursuant to the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Securities are in the respective forms contemplated by the Indenture, have been duly authorized by each of the Guarantors for issuance and sale as set forth herein and pursuant to the Indenture and, at the Closing Time, will have been duly executed by each of the Guarantors and, when the Securities have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(xii) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Time, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Description of Documents. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities.”

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries or any Guarantor (that is not also a Subsidiary) is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries or any Guarantor (that is not also a Subsidiary) is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company, any Subsidiary or any Guarantor (that is not also a Subsidiary) is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any Guarantor (that is not also a Subsidiary) or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. Except for payments to be made for the redemption of the Company’s 8-7/8% Senior Subordinated Notes due 2013 and under the Company’s Loan and Security Agreement dated October 1, 2002, as amended, the Company’s and each Guarantor’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and in the Concurrent Offering (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds” (A) have been duly authorized by all necessary corporate (or similar) action and will not result in any default under the charter, by-laws or similar organizational documents of the Company, any Subsidiary or any Guarantor (that is not also a Subsidiary), (B) will not constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, any Subsidiary or any Guarantor (that is not also a Subsidiary), or require the consent of any other party to, any Agreements and Instruments, except for such liens, charges or encumbrances that would not singly or in the aggregate result in a Material Adverse Effect and (C) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any Subsidiary or any Guarantor (that is not also a Subsidiary) of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except for violations that would not singly or in the aggregate result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company has not been informed in writing of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject, which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, is not reasonably likely to result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of FINRA.

(xxi) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (A) except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) except such as is not reasonably likely to cause a Material Adverse Effect and do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries Except such as is not reasonably likely to cause a Material Adverse Effect, all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect. Except such as is not reasonably likely to cause a Material Adverse

Effect, neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii) Possession of Intellectual Property. Except to the extent such infringement, conflict (if the subject of any unfavorable decision, ruling or finding), non-compliance, invalidity or inadequacy, singly or in the aggregate, would not result in a Material Adverse Effect.: (A) the Company and its Subsidiaries own or possess a valid right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, rights of publicity and privacy or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and (B) neither the Company nor any of its Subsidiaries (i) has infringed the rights of others with respect to any Intellectual Property or (ii) has received any notice or is otherwise aware of any infringement of or conflict with the rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein.

(xxiv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv) ERISA Compliance. None of the following events has occurred since February 1, 2008 or exists: (i) a material failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that could have a Material Adverse Effect on the Company or any of its Subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company or any of its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company or any of its Subsidiaries, as applicable; (ii) a material increase in the Company’s or any of its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year of the Company or any of its Subsidiaries, as applicable; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect on the Company or any of its Subsidiaries; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that is reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(xxvi) Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii) Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed or the Company or applicable Subsidiary has requested extensions thereto and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended January, 30 2007 have been settled. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except where they have filed extensions thereof or except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent that any inadequacy that would not result in a Material Adverse Effect.

(xxviii) Insurance. The Company, its Subsidiaries and each Guarantor (that is not also a Subsidiary) carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries or any Guarantor (that is not also a Subsidiary) will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxix) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s shares of capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as prohibited by the organizational documents of certain subsidiaries, by applicable laws or regulations or by restrictions on repatriation of income implemented by the Company to achieve favorable tax treatment or as described in or contemplated by the General Disclosure Package and the Prospectus.

(xxx) Solvency. The Company and the Guarantors taken as a whole are, and immediately after the Closing Time will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(xxxi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxiii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvi) Brokers. Other than the underwriting discount as set forth on the cover of the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(xxxvii) Ratings. Except as otherwise disclosed in the General Disclosure Package, no “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the 1934 Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

(xxxviii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter (other than with respect to any of the Company’s 8-7/8% Senior Subordinated Notes due 2013 owned by any such bank or lending affiliate of any Underwriter) and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxix) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters, Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, the Securities and each Underwriter, severally and not jointly agrees, to purchase from the Company the respective aggregate principal amount of the Securities set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 98.0% of the principal amount thereof.

(b) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, has determined is advisable and practicable.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, 10006, or at such other place as shall be agreed upon by the Representatives and the Company and the Guarantors, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Guarantors (such time and date of payment and delivery being herein called “Closing Time”). Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.

(d) Delivery of Prospectus to the Underwriters. Copies of the Prospectus, in such quantities and at such places as the Representatives shall reasonably request, will be delivered to the Representatives on the third business day following Applicable Time (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Guarantors.

SECTION 3. Covenants of the Company and the Guarantors. The Company and each Guarantor covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Representatives reasonable notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations between the date hereof and the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing.

(c) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(g) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities of the Company or any securities convertible into or exercisable or exchangeable for debt securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the debt securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any debt securities issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (C) the repayment by the Company of amounts due under its Loan and Security Agreement dated October 1, 2002, the purchase or redemption by the Company of the Company’s 8-7/8% Senior Subordinated Notes due 2013, the cancellation by the Company of existing interest rate swap agreements (including interest rate cap agreements), and the borrowing by the Company of amounts in the ordinary course of the Company’s business, including the refinancing of existing indebtedness and credit facilities (and specifically including the refinancing or replacement of the Company’s Loan and Security Agreement dated October 1, 2002 with a replacement credit facility, which may be for a higher principal amount).

(h) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.

(i) Final Term Sheet. The Company will prepare a final term sheet in a form on Schedule C-1, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(j) Issuer Free Writing Prospectuses. Each of the Company and each Guarantor agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedules C-1 and C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Company and each Guarantor represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) DTC. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Securities to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Guarantors, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities (including all printing and engraving costs), (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective obligations under this Agreement, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) other than a breach that relates to the Underwriter Information (xiii) the costs and expenses of the QIU , and (xiv) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that, except as provided in this Agreement, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and the Guarantors shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Guarantors may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein or in certificates of any officer of the Company or any of its subsidiaries including the Guarantors delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have filed the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act within the applicable time periods prescribed for such filings under such Rule 433.

(b) Opinion of Counsel for Company and the Guarantors. At the Closing Time, the Representatives shall have received the favorable opinions, dated the Closing Time, of Broad and Cassel and Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, in the form set forth in Exhibits A-1 and A-2, respectively and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in Exhibit A, clauses (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter, by-laws or similar organizational documents of the Company), (viii), (x), (xiv) (solely as to the information in the Prospectus under “Description of Notes”), the penultimate paragraph of Exhibit A hereto, and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware] and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche, LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Form of Securities and Indenture. The Securities and the Indenture shall be executed by the Company, or the Guarantors, as the case may be, in form and substance reasonably satisfactory to the Representatives and the Trustee.

(h) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(i) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined under Section 3(a0(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Closing of Common Stock Offering. The Company shall have completed the Concurrent Offering.

(k) CFO Certificate. The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer, dated the Closing Time, in substantially the form attached hereto as Exhibit B.

(l) Redemption of Senior Subordinated Notes. At the Closing Time, the Company shall have called for redemption all outstanding 8-7/8% Senior Subordinated Notes due 2013.

(m) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representatives by notice to the Company and the Guarantors at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 8, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Guarantors;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company and the Guarantors, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors and officers, or managers and managing members, as the case may be, who signed the Registration Statement, and each person, if any, who controls the Company or any of the Guarantors, as the case may be, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Representatives (subject to the reasonable approval of the Company), and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Guarantors. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 6 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Guarantors with respect to indemnification.

(f) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 6, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the 1933 Act or the 1934 Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting in that capacity as the QIU in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Guarantors with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries including the Guarantors submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company and the Guarantors, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the

Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Select Market, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 8, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the principal amount of Securities to be purchased on such date, this Agreement, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the (i) Representatives or (ii) the Company and any Guarantors shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or sent by overnight courier. Notices to Merrill Lynch shall be directed to Merrill Lynch at One Bryant Park, New York, New

York 10036, attention of Syndicate Department, with a copy to High Yield Legal; notices to Deutsche Bank shall be directed to Deutsche Bank at 60 Wall Street, New York, New York, 10005, attention of High Yield Debt Syndicate Desk, 3rd Floor, with a copy to General Counsel, 36th Floor; notices to the Company shall be directed to it at 3000 NW 107th Avenue, Miami Florida, 33172, attention of Cory Shade; and notices to the Guarantors shall be directed to 3000 NW 107th Avenue, Miami Florida, 33172, attention of each respective Guarantors attention of Cory Shade. All notices shall take effect upon receipt thereof.

SECTION 12. No Advisory or Fiduciary Relationship. Each of the Company and Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Guarantors, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Guarantor on other matters) and no Underwriter has any obligation to the Company or any Guarantor with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Guarantor, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Guarantor has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Guarantors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

Very truly yours,

PERRY ELLIS INTERNATIONAL, INC.

By	/s/ George Feldenkreis
George Feldenkreis
President and Chief Executive Officer

GUARANTORS

All By	/s/ George Feldenkreis
Authorized Signatory

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Barry Price
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By	/s/ Keith A. Wargo
Authorized Signatory

By	/s/ Eric Brook
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	90,000,000
Deutsche Bank Securities Inc.	45,000,000
Wells Fargo Securities.	15,000,000

Total	$150,000,000

Sch A-1

SCHEDULE B

Guarantors

Supreme International, LLC

PEI Licensing, Inc.

Perry Ellis Menswear, LLC

Jantzen Apparel, LLC

Salant Holding, LLC

Perry Ellis Shared Services Corporation

Winnsboro DC, LLC

Tampa DC, LLC

Supreme Real Estate I, LLC

Supreme Real Estate II, LLC

Supreme Realty, LLC

Perry Ellis Real Estate, LLC

Jantzen, LLC

Sch B-1

SCHEDULE C-1

Final Term Sheet

[see next page]

Sch C-1-1

SCHEDULE C-2

Free Writing Prospectuses

(a)	Final Term Sheet

C-2-1

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) Each of the Company and the Guarantors has been incorporated or formed, as the case may be, under the laws of the jurisdiction of its incorporation or formation, as the case may be, and its status is active under the laws of the State of Florida or it is in good standing under the laws of the State of Delaware, as the case may be.

(ii) Each of the Company and the Guarantors has either corporate or limited liability company power and authority, as the case may be, to own, lease and operate, as the case may be, its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii) Each of the Company and the Guarantors is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not individually or in the aggregate result in a Material Adverse Effect.

(iv) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or membership interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, and in the case of Subsidiaries that are corporations, is fully paid and non-assessable and, to the best of our knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or membership interests of any Subsidiary were issued in violation of the preemptive or other similar statutory rights of any securityholder of such Subsidiary.

(v) The Underwriting Agreement has been authorized, executed and delivered by the Company and the Guarantors.

(vi) The Indenture has been authorized, executed and delivered by the Company and each Guarantor.

(vii) The Securities are in the form contemplated by the Indenture, and have been duly authorized and executed by the Company.

(viii) The Registration Statement has been declared effective by the Commission under the 1933 Act and the 1933 Act Regulations. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8); to our knowledge any required filing of an Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other Governmental Entity.

(ix) The Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, the General Disclosure Package and the Prospectus, as of their respective effective or issuance dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(x) The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission (or in the case of documents incorporated by reference that were amended, replaced or supplemented, as of the date of the filing on Form 8-K of such amendment, replacement or supplement) complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(xi) The form of certificate used to evidence the Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation, as amended, and with the by-laws of the Company.

(xii) To the best of our knowledge, there is not pending or threatened in writing any action, suit, proceeding, inquiry or investigation, to which the Company or the Guarantors or any other Subsidiary is a party, or to which the property of the Company or the Guarantors or any other Subsidiary is subject, before or brought by any Governmental Entity, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transaction contemplated in the Underwriting Agreement or with respect to the Concurrent Offering or the performance by the Company of its obligations thereunder.

(xiii) All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xiv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion, or as may be required by FINRA) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

(xv) The execution, delivery and performance of the Underwriting Agreement and the Indenture and the consummation of the transaction contemplated in the Underwriting Agreement and the Indenture and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company and the Guarantors with their respective obligations under the Underwriting Agreement and the Indenture do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is filed as an exhibit to the Company’s annual report on Form 10-K for the year ended January 30, 2010, and to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation, by-laws or similar organizational documents of the Company or any Subsidiary, or any Applicable Law, or judgment against the Company or any Subsidiary, known to us.

(xvi) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xvii) The Company and each of the Guarantors are not required, and upon the issuance and sale of the Securities as contemplated by the Underwriting Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that the documents included in the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

In rendering such opinion, such counsel may rely upon the opinion of Cory Shade, special counsel to the Company (which opinion shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that Broad and Cassel shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Indenture has been (i) duly authorized, executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity and (ii) has been duly qualified under the Trust Indenture Act of 1939, as amended.

(ii) The Securities are in the form contemplated by the Indenture, have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

(iii) The statements in the preliminary prospectus and the Prospectus under the captions “Description of the Notes” and “Certain Material United States Federal Income Tax Considerations,” insofar as such statements constitute matters of law, summaries of legal matters, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

Exhibit B

PERRY ELLIS INTERNATIONAL, INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[—], 2011

I, Anita Britt, the duly appointed Chief Financial Officer of Perry Ellis International, Inc., a Florida corporation (the “Company”), after due inquiry hereby certify in such capacity and on behalf of the Company that in connection with the offering by the Company of (i) 2,600,000 shares of common stock, par value $0.01 per share, as described in the preliminary prospectus supplement dated February 28, 2011, and the accompanying prospectus dated November 26, 2010 included in the registration statement on Form S-3 (No. 167728) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), (the “Common Stock Pricing Prospectus”) and the related prospectus dated March 2, 2011, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act (the “Common Stock Final Prospectus”) and (ii) $150,000,000 principal amount of 7.875% Senior Unsecured Notes due April 1, 2019, as described in the preliminary prospectus supplement dated February 28, 2011, and the accompanying prospectus dated November 26, 2010 included in the Registration Statement (the “Senior Subordinated Notes Pricing Prospectus”) and the related prospectus dated March 2, 2011, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) (the “Senior Subordinated Notes Final Prospectus” and together the “Common Stock Pricing Prospectus, the Common Stock Final Prospectus and the Senior Subordinated Notes Pricing Prospectus”, the “Prospectus”), that:

1.	I am responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the Company, and I am responsible for oversight and supervision of the Company’s financial and accounting functions and staff.

2.	I have reviewed (a) the unaudited consolidated statements of operations, changes in shareholders’ equity and cash flows of the Company for the nine months and quarter ended October 30, 2010 and (b) the unaudited consolidated balance sheets of the Company as of October 30, 2010 (together, the “Interim Financial Statements”).

3.	The Interim Financial Statements are derived from the internal accounting records of the Company.

4.	To the best of my knowledge, the Interim Financial Statements present fairly, in all material respects, the financial position of the Company at October 30, 2010 and the results of its operations for the nine months ended October 30, 2010, in conformity with US generally accepted accounting principles.

5.	No completed financial statements as of any date or for any period subsequent to October 30, 2010 are available.

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6.	I have read the amounts marked on the attached copies of certain pages of the Prospectus attached as Exhibit A, and with regard to these amounts, (a) compared the respective amounts with the corresponding amounts in the Company’s accounting and other records and schedules, or (b) recomputed the amounts based upon the amounts appearing in the Company’s accounting and other records and schedules and found them to be in agreement.

I am aware that this certificate is to assist Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc, as representatives of the several underwriters, in conducting and documenting their investigation of the affairs of the Company in connection with the Company’s offering of its common stock covered by the Prospectus.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate on behalf of the Company as of the date first written above and the statements herein are correct and complete as of such date.

Name:	Anita Britt
Title:	Chief Financial Officer

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